Exhibit 10.2

OPERATING AGREEMENT
FOR
SUNWIN USA LLC

Units in Sunwin USA LLC (the “Company”) have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the state securities laws of any state.  Without such registration, Units may not be sold, pledged, hypothecated, or otherwise transferred by a Member at any time whatsoever, except upon delivery to the Company of an opinion of counsel satisfactory to the Company that registration is not required for such transfer and/or the submission to the Company of such other evidence as may be satisfactory to the Company to the effect that any such transfer will not violate the Securities Act of 1933, as amended, and/or applicable state securities laws, and/or any rule or regulation promulgated thereunder.  In addition, any sale or other transfer of Units is subject to certain restrictions that are set forth in this Agreement.

This is an Operating Agreement effective as of _________, 2009 among the Company and those persons and entities identified on Annex A hereto and any Person who subsequently becomes a member of the Company, as reflected on the Company’s records (each a “Member” and, collectively, the “Members”).

ARTICLE 1

FORMATION

The Members formed the Company pursuant to the Delaware Limited Liability Company Act, effective as of the filing of the Company’s Certificate of Formation with the Delaware Secretary of State.  A duly authorized officer of the Company shall from time to time execute or cause to be executed all such certificates or other documents or cause to be done all such filing, recording, publishing or other acts as may be necessary or appropriate to comply with the requirements for the formation and operation of a limited liability company under the Act.  The rights and duties of the Manager, officers and Members shall be as provided in the Act, except as modified by this Agreement.  The Company shall also be qualified to do business in such other states as the Manager from time to time deems appropriate.

ARTICLE 2

NAME AND OFFICE

The business of the Company will be conducted under the name ”Sunwin USA LLC,” or such other assumed or changed names as the Manager may approve from time to time; provided, however, that the Company shall provide notice of any such assumed or changed names to the Members as promptly as practicable after such change.  The original principal office of the Company will be located at ________________, or such other place as the Manager may from time to time determine.

ARTICLE 3

DEFINITIONS

3.1           Definitions.  The following terms and phrases used in this Agreement shall have the following meanings:

“Act” shall mean the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor thereto.

“Affiliate” shall mean, with respect to a specific Person (a) any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under the control of a Person or a group of Persons that control the specified Person; (b) any other Person of which the Member or other specified Person is an officer or partner or is the beneficial owner of 10% or more of any class of equity security or interest; (c) any trust or estate in which the specified Person or an Affiliate of the specified Person has a beneficial interest or as to which the specified Person serves as a trustee or in another fiduciary capacity; and (d) any spouse, ancestor, descendant, brother or sister of the specified Person and any spouse of any of the aforementioned individuals; and (e) any member, shareholder, director, officer, Manager or other individual that is a member of key management of such specified Person.  The term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract or otherwise.

“Agreement” shall mean this Operating Agreement, as amended, modified or supplemented from time to time.

“Bankruptcy” shall be deemed to have occurred with respect to any Person, at the time the Person:  (a) makes an assignment for the benefit of creditors; (b) files a voluntary petition in bankruptcy; (c) is adjudicated bankrupt or insolvent; (d) files a petition or answer seeking for the Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding of this nature; (f) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s property; or (g) if within 120 days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law, the proceeding has not been dismissed, or if within 120 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver, or liquidator of such Person, or of all or any substantial part of such Person’s properties, the appointment is not vacated or stayed or within 120 days after the expiration of any stay, the appointment is not vacated.

“Business Day” shall mean a day other than a Saturday, a Sunday, or a holiday on which national banking associations are required or permitted by Law to be closed in Delaware.

“Capital Account” shall mean the individual account maintained, during any period in which there is more than one Member, for each Member by the Company, calculated pursuant to Section 7.4.

“Capital Contribution” shall mean the money and the fair market value of property (net of liabilities assumed by the Company or to which the property is subject) contributed to the Company by a Member, and as maintained in the Company’s records.  The Company shall maintain records that set forth the agreed upon fair market value of each of the assets (other than cash) contributed to the capital of the Company as determined by the contributing Member and the Company.

“Covered Person” shall mean any Member, acting in its capacity as a Member under this Agreement, any Affiliate of a Member acting in its capacity as a direct or indirect owner of a Member or any officer, director, shareholder, partner, member, employee, representative, agent or Manager of the Company, a Member, or their respective Affiliates, in each case, acting in connection with this Agreement.  The term “Covered Person” shall not include any Member or Affiliate of a Member or any officer, director, shareholder, partner, member, employee, representative, agent or Manager of the Company, a Member, or their respective Affiliates, in any case acting in connection with any contract or agreement with the Company other than this Agreement.

“Disability” shall mean an individual’s inability (as determined by a physician appointed by the Company) due to accident or physical or mental illness, to adequately and fully perform the duties that the individual was performing for the Company when the disability began.  If at any time the physician appointed by the Company makes a determination with respect to an individual’s disability, that determination shall be final, conclusive, and binding upon the Company, the individual suffering the Disability and his successors in interest.

“Dispose,” “Disposing” or “Disposition” shall mean (a) with respect to any asset (including Units or any portion thereof), a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of law, including the following:  (i) in the case of an asset owned by an individual, a transfer of such asset upon the death of its owner, whether by will, intestate succession or otherwise; (ii) in the case of an asset owned by a Person (other than an individual), (A) a merger, combination or consolidation or similar reorganization of such Person, (B) a distribution of such asset in connection with the dissolution, liquidation, winding up or termination of such Person (unless, in the case of dissolution, such Person’s business is continued without the commencement of liquidation or winding up); and (iii) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance on such asset, but such terms shall not include the creation of such an Encumbrance; and (b) with respect to Units only, any Disposition of an equity interest or other ownership interest in a Person that, directly or indirectly, owns Units; provided, however, that the immediately preceding clause (b) shall not apply to any Disposition for so long as the transferee in such Disposition has no, and does not exercise any, decision-making authority with respect to the Company.

“Economic Risk of Loss” shall mean “economic risk of loss” as described in Treas. Reg. § 1.752-2.

“Encumber,” “Encumbering” or “Encumbrance” shall mean the creation or existence of a security interest, lien, pledge, charge, mortgage, deed of trust, or other encumbrance, whether such encumbrance be voluntary, involuntary or by operation of law.

“Governmental Authority” shall mean any federal, state, county, municipal or local government or regulatory department, body, political subdivision, commission, instrumentality, agency, ministry, court, judicial or administrative body, taxing authority or other authority having jurisdiction over the Company or the Member, as the case may be.

“Gross Negligence” shall mean the gross negligence of a Person pursuant to Delaware Law.

“Inactive Member” shall mean a Member that has no right to (a) interfere, vote or otherwise participate in the management or administration of the Company’s business or affairs, (b) vote, interfere or otherwise participate in any matter subject to the vote, approval or consent of the Members, (c) inspect the Company’s books of account or records, or (d) request any information or an accounting of the Company’s transactions.

“Incapacity” or “Incapacitated” shall mean the adjudicated incompetency or death of an individual, or dissolution of the entity comprising any Member, and shall also include the death of an individual Member when that Member has transferred all or any part of such Member’s Units to an entity with an extended life (e.g., corporation or trust).

“IRC” shall mean the Internal Revenue Code of 1986, as amended, modified or rescinded from time to time, or any similar provision of succeeding Law.

“Law” shall mean (a) any law, legislation, statute, act, rule, ordinance, decree, treaty, regulation, order, judgment or other similar legal requirement, or (b) any legally binding announcement, directive or published practice or interpretation thereof enacted, issued or promulgated by any Governmental Authority.

“Manager” shall mean the Person appointed to manage the business and affairs of the Company pursuant to Section 13.1.

“Member Nonrecourse Debt” shall mean “partner nonrecourse debt” as defined in Treas. Reg. § 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” shall mean the sum of each Member’s share of the “minimum gain” attributed to a “partner nonrecourse debt” as those terms are used in Treas. Reg. § 1.704-2(i)(2).

“Member Nonrecourse Deductions” shall mean “partner nonrecourse deductions” as defined in Treas. Reg. § 1.704-2(i)(2).

“Minimum Gain” shall mean “partnership minimum gain” as defined in Treas. Reg. § 1.704-2(b)(2).

“Net Cash Flow” shall mean for any fiscal year, (a) the sum of (i) all cash receipts of the Company from any sources for such period other than Capital Contributions or loan proceeds, and (ii) any funds released by the Board of Managers from previously established reserves (referred to in (b)(ii) below) less (b) the sum of (i) all cash expenditures of the Company for such period not funded by Capital Contributions or loan proceeds and not paid out of previously established reserves (referred to in (b)(ii) below) and (ii) a reasonable reserve for future expenditures as determined by the Board of Managers.

“Net Profits” shall mean the Company’s Taxable Income minus the Company’s Tax Losses for the applicable period.

“Person” shall mean an individual, corporation, partnership, limited liability company, joint stock company, trust, association, unincorporated entity, or any division thereof.

“Prime Rate” shall mean the prime rate as published in The Wall Street Journal from time to time.

“Taxable Income” and “Tax Losses,” shall mean, for each fiscal year, or portion thereof, of the Company during which there is more than one (1) Member, the Company’s taxable income or loss for such fiscal year, or portion thereof, determined in accordance with IRC § 703(a), with the following adjustments:

(a)           All items of income, gain, loss, deduction, or credit required to be stated separately pursuant to IRC § 703(a)(1) shall be included in computing Taxable Income and Tax Losses;

(b)           Any income of the Company exempt from federal income tax and not otherwise taken into account in computing Taxable Income and Tax Losses shall be included in computing such Taxable Income and Tax Losses;

(c)           Any expenditures of the Company described in IRC § 705(a)(2)(B) (or treated as such pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Taxable Income or Tax Losses, shall be subtracted from Taxable Income or Tax Losses;

(d)           Gain or loss resulting from any taxable disposition of Company assets shall be computed by reference to the adjusted book value of the assets disposed of, notwithstanding the fact that the adjusted book value differs from the adjusted basis of the assets for federal income tax purposes;

(e)           Items of depreciation, amortization or other cost recovery with respect to Company property having a book value that differs from its adjusted basis for tax purposes shall be computed by references to such property’s book value in accordance with Treas. Reg. §704-1 (b)(2)(iv)(g); and

(f)           Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to the Regulatory Allocations (as defined in Section 9.5) shall not be taken into account in computing Taxable Income and Tax Losses.

“Units” shall mean the units of ownership in the Company set forth in records maintained by the Company, which shall be amended to reflect any additional or transferee Members and any changes in the Members’ Units.  Except as otherwise provided in this Agreement or by non waivable provisions of the Act, each Unit shall entitle the owner thereof to one vote on each matter on which Members are entitled to vote pursuant to the terms of this Agreement.

“Willful Misconduct” shall mean action taken or not taken by a Person or by a director, officer, Manager, foreman or other employee or agent of the Person, which action is knowingly or intentionally taken or not taken:  (a) with intent that injury or damage would result therefrom, or (b) with actual knowledge at the time of taking or not taking such action that such action taken or not taken is or would be a material default under this Agreement, or with conscious indifference to the consequences thereof, or in knowing violation of any Law.  Without limiting the foregoing definition in any way, Willful Misconduct does not include any act or failure to act which is involuntary, accidental, unintentional or negligent, based on any theory of negligence, or which is required in order to comply with any Law.

3.2           Additional Terms.  Other capitalized terms used in this Agreement but not defined in Section 3.1 above shall have the meanings ascribed to them wherever such terms first appear in this Agreement; or, if no meanings are so ascribed, the meanings customarily associated with such terms in the Company’s industry.

3.3           Rules of Interpretation.

(a)           The singular includes the plural and the plural includes the singular.

(b)           A reference to the masculine gender shall be deemed to be a reference to the feminine gender and vice versa.

(c)           The word “or” is not exclusive.

(d)           A reference to a Person includes its permitted successors and permitted assigns.

(e)           The words “include,” “includes” and “including” are not limiting.

(f)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

(g)           The term “day” shall mean calendar day.  Whenever an event or action is to be performed by a particular date or a period ends on a particular date, and the date in questions falls on a day which is not a Business Day, the event or action shall be performed, or the period shall end, on the next succeeding Business Day.

(h)           All references in this Agreement to any Law shall be to such Law as amended, supplemented, modified and replaced from time to time.

ARTICLE 4

BUSINESS OF THE COMPANY AND FEDERAL INCOME TAX STATUS

The business the Company shall be authorized to conduct shall be any and all activities that limited liability companies are authorized to conduct under the Laws of the State of Delaware and approved by the Manager in accordance with the terms of this Agreement.  The Members agree that, for any period during which there is more than one Member, the Company shall be treated as a partnership for federal, state and local income tax purposes, and the Members agree not to take any position or make any election, in a tax return or otherwise, inconsistent with such treatment; provided, however, the filing of federal, state and local tax returns shall not be construed to create, and the Members intend that the Company not be, a partnership (other than for tax purposes) among the Members.  In the event there is only one Member, the Company shall be treated as a disregarded entity for federal, state and local income tax purposes or in such other manner as may be required based on elections under the IRC made by the Company at the direction of the Managers.

ARTICLE 5

THE MEMBER AND MEMBERSHIP INTERESTS

5.1           Initial Members.  The names and business addresses of, and the Units held by, the Members are set forth on Annex A.

5.2           Additional Members.  The Company may admit additional Members, as opposed to substituted Members (which shall be admitted in accordance with ARTICLE 14), from time to time, by decision of the Members in accordance with the terms of this Agreement, upon the terms and for the consideration determined by decision of the Members in accordance with the terms of this Agreement, and such additional Members shall have all the rights of a Member that was admitted, in accordance with this Agreement, as a substituted Member.  The Company’s records shall be amended to reflect any changes in the Company’s membership.  A prerequisite to admission to membership in the Company shall be the written agreement by the additional Member to be bound by the terms of this Agreement.

5.3           No Liability of Member.  Except as otherwise required by law, no Member will be liable beyond the Member’s Capital Contributions for any debts, losses or any liability of the Company or of its employees or agents.  Except as otherwise specifically provided in this Agreement, no Member, after admission to the Company, shall be obligated to contribute additional funds or property, or loan money, to the Company.  Nothing in this Section 5.3 shall be interpreted or applied to alter the explicit terms of this Agreement or the Act, including without limitation, the limitations set forth in this Agreement and the Act on a Member’s obligation to contribute towards the liabilities of the Company or other Members.

5.4           Title to Property.  All real and personal property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such property in its individual name or right, and each Member’s interest in the Company shall be personal property for all purposes.  Except as otherwise provided in this Agreement, the

Company shall hold all of its real and personal property in the name of the Company and not in the name of any Member.

5.5           Removal of Members.  Except as otherwise provided in this Agreement, no Member shall be removed from membership in the Company without such Member’s consent.

5.6           Certificates and Preemptive Rights.  Units of the Company shall be evidenced by certificates, which shall be signed by an officer or manager of the Company.  No Member or other Person shall have any preemptive or similar rights with respect to the Units.

5.7           Units as Securities.  Each Unit of the Company shall be treated as a "Security" governed by Article 8 of the Delaware Uniform Commercial Code.

5.8           Fiduciary Duties of Members.  To the fullest extent permitted by Law, each Member (the “Waiving Member”) hereby agrees to (a) waive any fiduciary duties or personal liability that any other Member may have to the Company or such Waiving Member, whether such duties or liability would otherwise arise in such other Member’s capacity as a Member, Manager or officer, and (b) eliminate any personal liability any other Member may have to the Company or such Waiving Member.

ARTICLE 6

TERM

The term of the Company began at the time and date the Company’s Certificate of Formation was filed with the Delaware Secretary of State, and shall continue until dissolution in accordance with the terms of this Agreement.

ARTICLE 7

CAPITAL AND CONTRIBUTIONS

7.1           Initial Contribution.  The Company has converted from a Florida corporation to become a Delaware limited liability company.  Sunwin International Nutraceutical, Inc.’s (“Sunwin International”) initial Capital Contribution is that capital in the Company at the time of its conversion.  Wild Flavors, Inc.’s (“WILD”) initial Capital Contribution consists of certain services set forth on Annex B attached hereto over a period of two years commencing as of February 5, 2008 (the “Services”) that it will provide to the Company, which the Members have agreed are worth $1,000,000.00.  In the event WILD fails to provide the Services, WILD shall forfeit a number of Units it owns in proportion to the value of the Services it failed to provide.

7.2           Additional Capital Contributions.  If the Members determine (the “ACC Determination Date”) that the Company requires additional capital (“Additional Capital Contribution”), then the Company shall request in writing that the Additional Capital Contribution be made (the “ACC Request”) and WILD shall have the initial option to make and provide such Additional Capital Contribution to the Company.  If WILD does not, or will not, make all of the determined Additional Capital Contribution within 10 days of the ACC Determination Date, then Sunwin International shall have the option and the opportunity to make and provide a capital contribution to the Company in the maximum amount such that WILD’s capital contribution and Sunwin International’s capital contribution in the aggregate are equal to the Additional Capital Contribution set forth in the ACC Request.  If, and only if, Sunwin International and WILD do not in the aggregate provide the entire amount of the determined and requested Additional Capital Contribution within 25 days of the ACC Determination Date, then the such parties shall seek one or more third parties to make and provide capital contributions to the Company in the maximum amount such that WILD’s capital contribution, Sunwin International’s capital contribution and all capital contributions made by parties other than such parties in the aggregate are equal to the Additional Capital Contribution set forth in the ACC Request.  The Members hereby agree that the value of each Unit of the Company to be received by the parties making a capital contribution to the Company pursuant to an ACC Request shall be $222.22 per Unit.  The Members further agree to amend this Agreement, to the extent necessary as a result of satisfaction of the investment of the Additional Capital Contribution and in a form acceptable to the Manager, within 10 days after the Company’s receipt of such Additional Capital Contribution.

7.3           Interest on Capital.  No Member shall be paid interest on any Capital Contribution or any Capital Account.

7.4           Capital Accounts. The Members agree that this Section 7.4 shall apply only in the event that there is more than one Member.  A separate Capital Account shall be maintained by the Company for each Member in accordance with Treas. Reg. § 1.704-1(b)(2)(iv).  There shall be credited to each Member’s Capital Account:  (a) the amount of money contributed by such Member to the Company; (b) the fair market value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under IRC § 752); and (c) allocations to such Member of Taxable Income.  Each Member’s Capital Account shall be decreased by:  (x) the amount of money distributed to such Member by the Company; (y) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to IRC § 752); and  (z) allocations to such Member of Tax Losses.

7.5           Revaluation of Company Property.  The Members agree that if there shall occur, during any period in which there shall be more than one Member, (a) an acquisition of Units in the Company for more than a de minimis Capital Contribution, or (b) a distribution (other than a de minimis distribution) to a Member in redemption of all or part of a Member’s Units, then the Company shall revalue the assets of the Company at their then fair market value and adjust the Capital Accounts in the same manner as provided in Section 16.1 in the case of a property distribution.  If there is a revaluation pursuant to this Section 7.5, then Capital Accounts shall thereafter be adjusted for allocations of depreciation (cost recovery) and gain or loss in accordance with the provisions of Treas. Reg. §§ 1.704-1(b)(2)(iv)(f) and (g), and the Members’ distributive shares of depreciation (cost recovery) and gain or loss shall thereafter be computed in accordance with the principles of IRC § 704(c) and the regulations promulgated thereunder using the traditional method with curative allocations within the meaning of Treas. Reg. § 1.704-3(c).

7.6           Withdrawal and Return of Capital.  Except as expressly provided in this Agreement, including Section 8.1 with respect to distributions of Net Cash Flow and Section 8.2 with respect to distributions of other property, no Member shall be entitled to withdraw any part of such Member’s Capital Contribution or Capital Account, if any, or to receive any distribution from the Company.

ARTICLE 8

DISTRIBUTIONS

8.1           Distributions to the Members.  Unless otherwise determined by the Members in accordance with this Agreement, the Company’s Net Cash Flow shall be distributed by the Company to the Members.  Distributions of Net Cash Flow, other than distributions upon liquidation of the Company or in liquidation of all or a portion of a Member’s Units, shall be made among the Members pro rata in accordance with their Units, and shall be made quarterly or more often as determined by the Manager, to the extent possible, on or prior to the date the Members are required to make estimated tax payments for the previous quarter.

8.2           Distribution of Other Property.  The Members shall determine (a) whether any distributions, other than distributions of Net Cash Flow, shall be made; and (b) the timing of such distributions, if any.  Distributions of property to the Members, other than distributions upon liquidation of the Company or in liquidation of all or a portion of a Member’s Units, shall be made among the Members pro rata in accordance with their Units.  Any property, other than cash, distributed to a Member for any reason whatsoever shall be valued, and Capital Accounts, if any, shall be adjusted, in accordance with Section 16.1.

8.3           Order of Distributions.  Notwithstanding the previous provisions of this ARTICLE 8, the Members acknowledge and agree that any distributions to the Members in accordance with a sale of all or substantially all of the Company’s assets shall be made in accordance with Section 16.1.

ARTICLE 9

ALLOCATION OF PROFITS AND LOSSES FOR TAX PURPOSES

The Members agree that the provisions of this ARTICLE 9 shall apply only in the event that there is more than one Member:

9.1           Allocations to the Members Generally.  Taxable Income and Tax Losses shall be allocated among the Members in accordance with their Units.

9.2           Limitation on Losses.  Notwithstanding the general allocation of Taxable Income and Tax Losses described in Section 9.1, no Member shall be allocated Tax Losses in excess of the aggregate of such Member’s positive Capital Account balance and such Member’s share of the Company’s Minimum Gain, and Member Nonrecourse Debt Minimum Gain, until such time as no Member has a positive Capital Account balance, whereupon subsequent allocations of Tax Losses shall again be allocated among the Members pro rata in accordance with their Units.  Furthermore, no Member shall be allocated Tax Losses where it is reasonably anticipated that such Member’s Capital Account shall be negative at the end of the fiscal year in which the Tax Losses arise or at the end of the subsequent fiscal year, as a result of distributions of Net Cash Flow during such periods, until such time as no Member would have a positive Capital Account balance after such reasonably anticipated distributions of Net Cash Flow, whereupon subsequent allocations of Tax Losses shall again be allocated among the Members pro rata in accordance with their Units.  Tax Losses not allocated to a Member as a result of this Section 9.2 shall be reallocated among those Members with positive Capital Account balances pro rata in accordance with their Units.

9.3           Qualified Income Offset.  If a Member receives any adjustment, allocation, or distribution described in Treas. Reg. §§ 1.704-1(b)(2)(ii)(d)(4), (5), or (6), then items of Taxable Income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance in such Member’s Capital Account as quickly as possible.  It is the intention of the Members that this provision constitute a “qualified income offset” within the meaning of Treas. Reg. § 1.704-1(b)(2)(ii)(d), and this provision shall be so construed.

9.4           Minimum Gain Chargeback.  If there is a net decrease in the Company’s Minimum Gain or Member Nonrecourse Debt Minimum Gain during any fiscal year of the Company, each Member shall be specially allocated, before any other allocations under this ARTICLE 9, items of income and gain for such fiscal year (and subsequent fiscal years, if necessary) in an amount equal to such Member’s share (determined in accordance with Treas. Reg. §§ 1.704-2(g) and 1.704-2(i)(5), as applicable) of the net decrease in the Company’s Minimum Gain or Member Nonrecourse Debt Minimum Gain, as applicable, for such fiscal year, provided, however, that no such allocation shall be required if any of the exceptions set forth in Treas. Reg. § 1.704-2(f) apply.  It is the intention of the Members that this provision constitute a “minimum gain chargeback” within the meaning of Treas. Reg. §§ 1.704-2(f) and 1.704-2(i)(4), and this provision shall be so construed. Notwithstanding anything in this Agreement to the contrary, the Company’s Member Nonrecourse Deductions shall be allocated solely to the Member who has the Economic Risk of Loss with respect to the Member Nonrecourse Debt related thereto in accordance with the provisions of Treas. Reg. § 1.704-2(i)(1).

9.5           Curative Allocations.  The allocations set forth in Sections 9.2 through 9.4 (the “Regulatory Allocations”) are intended to comply with certain requirements of Treas. Reg. §§ 1.704-1(b) and 1.704-2.  It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Taxable Income or Tax Losses pursuant to this Section 9.5.  Therefore, notwithstanding any other provision of this ARTICLE 9 (other than the Regulatory Allocations), the Company’s designated officer shall make such offsetting special allocations of Taxable Income and Tax Losses in whatever manner the Members determine appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Taxable Income and Tax Losses were allocated pursuant to Section 9.1.

9.6           No Restoration of Deficit Capital Accounts.  No Member shall be required under any circumstances (either during the period of the Company’s operation or upon the Company’s dissolution and termination) to restore a deficit in such Member’s Capital Account or, except as explicitly provided in this Agreement, otherwise make any contribution of cash or property to the Company without such Member’s consent, which may be withheld in such Member’s sole and absolute discretion.

9.7           Contributed Property.  In accordance with the rules of IRC § 704(c) and the Treasury Regulations promulgated thereunder, items of income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution.

9.8           Division Among Members.  If there is a change in a Member’s ownership of Units during a fiscal year of the Company, any allocations pursuant to this ARTICLE 9 shall be made so as to take into account the varying interests of the Members during the period to which the allocation relates, using the interim closing of the books method for determining such allocations, or upon the unanimous agreement of the Members (including any former Member affected by such allocations), using any method for determining such allocations that is provided in IRC § 706(d) and the Treasury Regulations promulgated thereunder.

ARTICLE 10

BOOKS OF ACCOUNT, RECORDS AND REPORTS

10.1           Responsibility for Books of Account and Records. Proper and complete books of account and records shall be kept by or at the direction of the Manager, or by such officer to whom such duties may be delegated by the Manager, in which shall be entered fully and accurately all transactions and other matters relative to the Company’s business as are usually entered into books of account and records maintained by persons engaged in businesses of a like character including, without limitation, a Capital Account for each Member for any period in which there is more than one Member.  The Company’s books of account and records shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall be kept on the accrual basis, except in circumstances in which the Members determine that another basis of accounting will be in the best interests of the Company.  The Company shall, at all times, maintain those items referred to in §18-305 of the Act.  A Member may examine or copy such items or any other books or records of the Company, upon a reasonable written request.

10.2           Reports to the Members.  As soon as practicable in the particular case, the Manager, or such officer to whom such duties may be delegated by the Manager, shall deliver or cause to be delivered the following reports to each Member:

(a)           Within 20 days after the end of each fiscal quarter, such information concerning the Company as shall be necessary for the preparation by Sunwin of reports on Form 10-Q and Form 10-K it files with the Securities and Exchange Commission and at the end of each fiscal year end, such information concerning the Company as shall be necessary for the preparation by a Member of such Member’s income tax or other tax returns; and

(b)           Other information as shall be reasonably necessary for the Members to be advised of the results of the Company’s operations.

10.3           Additional Reports.  The Manager, or such officer to whom such duties may be delegated by the Manager, may, prepare or cause to be prepared, and deliver or cause to be delivered to the Members from time to time during each fiscal year, in connection with distributions or otherwise, unaudited statements showing the results of the Company’s operations to the date of that unaudited statement.

ARTICLE 11

FISCAL YEAR

The fiscal year of the Company shall end on April 30 of each calendar year.

ARTICLE 12

THE COMPANY’S FUNDS

The Company’s funds shall be deposited in such bank account(s), or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the Manager.  All withdrawals from any such bank account(s) shall be made by an authorized officer.  The Company’s funds shall be held in the name of the Company and shall not be commingled with those of any other Person.

ARTICLE 13

MANAGEMENT OF THE COMPANY

13.1           Rights and Duties of the Manager.

(a)           The business and affairs of the Company shall be managed by its Manager in accordance with this Agreement.  The Manager shall constitute the “manager” of the Company as contemplated under the Act.  Except for situations in which the approval of the Member is expressly required in this Agreement or by nonwaivable provisions of the Act, all powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Manager.

(b)           The Company will have one manager, which will be WILD Flavors, Inc.  WILD shall continue as Manager of the Company for so long as the distribution agreement dated February 5, 2009, among Sunwin International Nutraceuticals, Inc., the Company, and WILD remains in effect.  For so long as WILD is the Manager, no increase in the number of Managers shall be approved by the Members nor shall any action be taken by the Members that would in any way terminate, limit, or restrict the Manager’s authority and rights under this Agreement without the prior written approval of WILD.

(c)           The Manager may resign at any time by delivering written notice to the Company.  A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.  A Manager shall be deemed to have resigned effective upon the Incapacity or Disability of such Manager.

(d)           Except as the Members and the Manager may unanimously otherwise agree, the Manager shall not be entitled to compensation from the Company for its services as Manager, provided, however, that nothing in this subsection shall be deemed to prevent the Manager from being compensated for additional services pursuant to Section 13.3, below.

(e)           To the extent not prohibited by this Agreement or by nonwaivable provisions of the Act or other federal, state or local laws, the Members hereby (i) agree and acknowledge that any Member or Manager of the Company, as applicable, who has a direct or indirect interest in a transaction involving the Company shall be entitled to vote on such transaction, regardless of such interest; and (ii) waives any  objection it may have to the right of a Manager or Member to vote on a transaction involving the Company in which such Manager or Member has an interest.

(f)           The Manager shall not have the authority to make, alter, amend or rescind this Agreement.  For so long as WILD is the Manager, the Members shall not make, alter, amend or rescind this Agreement without the prior written approval of the Manager.

(g)           Neither the Manager nor, for so long as WILD is the Manager, the Members shall undertake the following without the prior written approval of the other:

(i)           causing the Company to dissolve or sell all or substantially all of its assets;

(ii)           causing the Company to enter into any merger, consolidation, joint venture or similar transaction with any Person; or

(iii)           making, altering, amending or rescinding the Company’s Certificate of Formation.

13.2           No Exclusive Duty.  The Manager is not required to manage the Company as the Manager’s exclusive function and the Manager may have other business interests and may engage in other activities in addition to those relating to the Company.  Neither the Company nor any Member will have any right, by virtue of this Agreement to share in such other investments or activities of the Manager or to the income or proceeds derived therefrom.  The Manager will not incur any liability to the Company or to any Member as a result of engaging in any other business or venture.

13.3           Additional Services.  To the extent that the Manager determines that it would be in the best interests of the Company for other services, in addition to management services, to be provided by the Manager to the Company, the Manager shall have the authority to cause such services to be provided to the Company and shall be compensated for such services at third-party, arms’-length rates.  In no event, however, shall Manager be entitled to charge the Company for any services during the two year period commencing on the date of this Agreement as such services are included in the Services as that term is defined in this Agreement.

13.4           Transactions with Company.  The Manager may, at its option, purchase stevia products from the Company for the Manager’s own purposes.  The Members agree that the price to be charged to the Manager for such product shall not be greater than the price paid by the Company for such product plus five percent.

13.5           Indemnification.  The Company will indemnify the Manager to the full extent permitted under the Act.  The Company may, to such extent and in such manner as is determined by the Manager, but in no extent greater than is permitted under the Act, indemnify its employees and other agents permitted to be indemnified by the Act.

13.6           Officers.  The Company shall have such officers and assistant officers as the Manager may from time to time deem necessary, all of whom shall be appointed by the Manager or appointed by an officer or officers authorized by the Manager to make such an appointment.  The Manager has the authority and power to delegate all or any portion of its powers to any of the Company’s officers or assistant officers.  In addition, the Manager may assign titles to such officers and, unless the Manager decides otherwise, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office.  Any number of titles may be held by the same individual.  All officers of the Company shall have such authority and perform such duties in the management of the Company as the Manager may otherwise assign to them.

13.7           Members.

(a)           No Member shall have the power or authority to bind the Company unless such Member has been authorized in writing by the Manager to act as an agent of the Company.

(b)           Meetings of the Members shall be held at such times and places as are set by Members holding a majority of the outstanding Units entitled to vote.  Meetings of the Members may be called by any Member or Members owning 25% of the Units upon at least 10 calendar days’ prior written notice to the Members.  The notice for a meeting shall state the purpose or purposes of such meeting and shall provide the time, date and place of such meeting, which shall be during normal business hours, on a Business Day and at the Company’s principal office unless the Members holding a majority of the outstanding Units entitled to vote consent to a different time, date and/or location.  A Member may waive any notice required by this Agreement before or after the date and time stated in the notice.  The waiver shall be in writing and be delivered to the Company for inclusion in the minutes or filing with the Company’s records.  Attendance at a meeting shall constitute a waiver of any objection as to lack of notice or defective notice of the meeting, unless the Member at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.  Meetings may be held by any means of communication by which all the Members participating may simultaneously hear each other during the meeting.

(c)           A quorum of the Members shall consist of Members holding a majority of the outstanding Units having voting rights.  If a quorum is present when a vote is taken, which shall be a prerequisite to the taking of any action of the Members at a meeting, then the affirmative vote of a majority (or such greater percentage as is required by this Agreement or nonwaivable provision of the Act) of the Units held by Members in attendance at the meeting and having voting rights shall be the act of the Members.

(d)           Actions of the Members may be taken by written action executed by Members owning Units constituting a majority (or such greater percentage as is required by this Agreement or nonwaivable provisions of the Act) of the votes held by Members having voting rights, which writing will be filed with or entered upon the records of the Company.

ARTICLE 14
RESTRICTIONS ON DISPOSITIONS AND ENCUMBRANCES OF UNITS

14.1           Bankruptcy; Incapacity.

(a)           Upon the Bankruptcy or Incapacity of any Member, that Member shall be (i) deemed to be an Inactive Member, and (ii) promptly provide notice of such occurrence to the Company and the other Members, and all acts, consents and decisions with respect to the Company shall thereafter be made by the other Members.  The Inactive Member shall, nonetheless, be entitled to receive such Member’s share of any distributions.

(b)           For 180 days from and after the date the Company and the other Members receive written notice that a Member has become an Inactive Member pursuant to Section 14.1(a), the other Members shall have an irrevocable option, pro rata in accordance with the relative ownership of Units of Members exercising their option or in such other proportions to which such Members may agree (including through redemption of the Units by the Company) to purchase all or any portion of the Inactive Member’s Units.  If any Member elects to purchase all or any portion of the Inactive Member’s Units, the Member shall notify the Inactive Member of such party’s intention to do so within such time period, and such Units shall be purchased by the other Members exercising their option in proportion to their respective Units at that time or in such other proportion as such Members may mutually agree.  The purchase price of an Inactive Member’s Units purchased pursuant to this Section 14.1 shall be the Contract Price as defined by Section 14.8, and shall be payable at the time and in the manner specified in Section 14.9.  If the other Members purchase less than all of the Inactive Member’s Units, then the Inactive Member shall remain as such.

14.2           Injunctive Relief.  The Members agree that a breach of the provisions of this ARTICLE 14 may cause the Company irreparable harm for which monetary damages (or other remedies at law) are inadequate in view of (a) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provisions, and (b) the uniqueness of the Company’s business and the relationship among the Members.  Accordingly, the Members consent in advance to the entry of an order for injunctive relief or directing specific performance as a remedy for any breach of the provisions of this 04.

14.3           Restrictions on Dispositions.

(a)           No Member shall Dispose of all or any part of such Member’s Units, except in compliance with this Agreement.  Except as otherwise provided in this Agreement, a Member may Dispose of all or any portion of its Units only with the consent of Members owning a majority of the Units entitled to vote.  The Disposition of any Member’s Units, in whole or in part, whether or not in compliance with this Agreement shall not release the Member making such Disposition from such Member’s obligations under this Agreement unless the transferee of such Units is approved as a substituted Member by Members holding a majority of Units entitled to vote, and the transferee, in writing assumes the obligations of the Member making such

Disposition and acknowledges and agrees to be bound by this Agreement.  Any Member who attempts to Dispose of such Member’s Units in violation of this Agreement, whether by operation of law or otherwise, shall be deemed to have become an Inactive Member and shall further be deemed to have granted the Company and the remaining Members the option to purchase such Member’s Units at 75% of the Contract Price, subject to the terms (other than the purchase price) of Section 14.1(b).  The approved Disposition pursuant to this Section 14.3 shall confer upon the transferee the right to become a substituted Member, in the following manner and subject to the following conditions (any or all of which may be waived by the consent of Members holding a majority of the Units entitled to vote):

(i)           Each Disposition shall be effective as of the day that the Members approve the Disposition;

(ii)           No Disposition will be effective if the Disposition would, in the opinion of counsel to the Company (or other counsel acceptable to the Members), contravene the then applicable rules of any Governmental Authority;

(iii)           No Disposition to a minor or incompetent shall be effective in any respect, except that this limitation shall not apply to a Disposition in trust for the benefit of a minor, or in custodianship under the Uniform Transfers to Minors Act or similar legislation;

(iv)           Each transferee that is not a previously approved Member shall, in writing, ratify and agree to be bound by the terms of this Agreement;

(v)           The Manager shall have received a copy of the instrument pursuant to which the Disposition is effected;

(vi)           The Manager shall have received an instrument, executed by the Member making the Disposition and the transferee, containing the following information, commitments and agreements, to the extent they are not contained in the instrument described in Section 14.3(a)(v):

(A)           The notice address of the transferee;

(B)           After giving effect to the Disposition, the commitments of the new Member to make Capital Contributions, if any, to the Company in accordance with this Agreement; and

(C)           Representations and warranties by the Member making the Disposition and the transferee that the Disposition and admission are being made in accordance with all applicable Laws; and

(vii)           A favorable opinion of legal counsel reasonably acceptable to the Members, to the effect that the Disposition and admission (A) are being made pursuant to a valid exemption from registration under the Securities Act of 1933 and applicable state securities laws and in accordance with those laws, and (B) in the event there is more than one (1) Member, would not result in the Company being considered to have been terminated within the meaning of the IRC.

(b)           Except as otherwise provided in this Agreement, the transferee of Units who is not approved as a substituted Member by Members holding a majority of the outstanding Units entitled to vote shall be deemed to be an Inactive Member.  Such Disposition merely entitles the transferee to receive the share of any distributions to which the Member making the Disposition would otherwise be entitled and the transferee shall have only those rights specified in the Act (as limited by this Agreement), and the Member making the Disposition shall remain liable for such Member’s obligations, if any, under this Agreement.

14.4           Payment of Expenses.  The Member effecting a Disposition or Encumbrance shall pay, or reimburse the Company for, all costs and expenses incurred by the Company in connection with the Disposition or Encumbrance, on or before the 10th day after receipt by that Person of the Company’s invoice for the amount due.

14.5           Encumbrance of Units.  A Member may not Encumber all or any portion of its Units without the consent of Members holding a majority of the outstanding Units entitled to vote; provided, however, that this Section 14.5 shall not apply to Encumbrances by a Member in favor of one or more lenders providing financing to the Company, provided that the terms of the instruments creating such Encumbrance by a Member are acceptable to Members holding a majority of the outstanding Units entitled to vote and the transferee acknowledges and agrees that the Encumbrance and the rights acquired by it are subject in all respects to this Agreement.  Any attempted Encumbrance by a Member of all or a portion of such Member’s Units, other than in accordance with this Section 14.5, shall be, and is hereby declared, null and void ab initio.

14.6           Right of First Refusal.  If a bona fide offer in writing, signed by the offeror, shall have been made to a Member for the purchase of some or all of such Member’s Units (the “Offeree Member”), and such Member desires to accept the offer, then a true copy of such offer shall be forwarded to the other Members.  Unless the offeror is an Affiliate, the other Members shall have the option, pro rata in accordance with the relative ownership of Units of Members exercising their option or in such other proportion to which such Members may agree (including through redemption of the Units by the Company), to be exercised by written notice to such effect to the Offeree Member within 30 days after receipt of the offer by the other Members, to purchase all or any portion of the Offeree Member’s Units on the same terms and conditions as are contained in the offer.  Such notice of acceptance shall set the closing date for the consummation of the transaction, which shall not be for a date beyond 30 days from the date of mailing of such acceptance by the Members exercising their options, or beyond the date of closing set forth in the offer, whichever date is later, and shall also set forth the time and place of closing, which shall be at the Company’s principal place of business and shall occur during usual business hours.  If the other Members do not send a notice of acceptance to the Offeree Member within the prescribed time, are not ready, willing, and able to consummate the purchase on the closing date, or the offeror is an Affiliate, then the Offeree Member shall have the right to sell its Units to the offeror, provided that, if the offeror is not an Affiliate, the Disposition is (a) consummated within 60 days after expiration of the 30-day period and (b) is made strictly in accordance with the terms of the offer and on no more favorable terms to the offeror.  The Disposition of Units pursuant to this Section 14.6 shall not entitle the transferee to become a substituted Member unless the Disposition is approved pursuant to Section 14.3.

14.7           Assignees/Transferees Bound by This Agreement.  Any assignee or Person admitted to the Company as a substituted Member shall be subject to and bound by all provisions of this Agreement as if originally a party to this Agreement.

14.8           Contract Price.

(a)           The “Contract Price” shall equal the fair market value of the Units that are the subject of the Disposition as of the date of the event triggering the Disposition.  The fair market value shall be determined by agreement of the Members, on the one hand, and the Member Disposing of the Units, on the other hand, within 30 days after the event triggering the Disposition.  If the Members cannot determine the fair market value of the Units that are the subject of the Disposition, then an appraiser that shall be selected in accordance with Section 14.8(b) shall determine the fair market value of such Units, taking into account the terms of this Agreement and restrictions on such Units as set forth in this Agreement and the Act.

(b)           If the appraisal of Units is required pursuant to Section 14.8(a), then an appraiser shall be selected by agreement of the Members, on the one hand, and the Member Disposing of the Units, on the other hand, or, if no appraiser can be agreed upon by such parties, or such parties do not appoint an appraiser, then the Company’s regularly employed accounting firm shall select the appraiser.  The cost of the appraiser shall be split between the Member making the Disposition of Units being appraised and the Company.  The decision of the appraiser shall be final and binding upon the Members and the Company.

14.9           Time and Manner of Payment.

(a)           Any Units Disposed of  to the Company or the other Members pursuant to this ARTICLE 14, other than pursuant to Section 14.6 (provided that the terms of the offer include payment terms), shall be paid for, at the purchaser’s option, either (i) all in cash at the time the Units are Disposed, or (ii) by a down payment computed in accordance with Section 14.9(b) and delivery of a promissory note signed by the purchaser(s) for the balance of the applicable purchase price.  The closing on the Disposition of any Units shall occur within 30 days after determination of the Contract Price, unless otherwise specified in this Agreement or in that option or offer.

(b)           If the purchaser(s) elect(s) the second option in Section 14.9(a), then such purchaser(s) shall pay as a down payment 20% of the applicable purchase price.  The remaining unpaid portion of the purchase price shall be represented by a promissory note of such purchaser(s), in such form as shall be reasonably acceptable to the Member making the Disposition, and providing for four equal annual installments of the remaining unpaid portion of the purchase price, with each installment due on the anniversary of the Disposition of the Units.  That promissory note shall provide for the payment of interest with each payment of principal on the unpaid portion of that promissory note from time to time, at the Prime Rate, as adjusted each January 1 and July 1, compounded semi-annually.

14.10                      Rights of a Disassociated Member.  The rights and obligations of a disassociated Member under this ARTICLE 14 are in lieu of any rights that such Member might have under the Act.  Except as otherwise provided in this Agreement, no occurrence of an event of disassociation of a Member under the Act shall cause a disassociation of such Member from the Company.

14.11                      Dispositions to Affiliates.  Notwithstanding any provision of this Agreement to the contrary, any Member shall be entitled to Dispose of all, or any portion, of such Member’s Units to an Affiliate free of any restrictions or requirements in this ARTICLE 14 (including, without limitation, the requirement that the Affiliate be approved as a substituted Member by the Members holding a majority of the outstanding Units entitled to vote) so long as the Affiliate and the Disposition satisfy all the obligations and conditions of a transferee and a Disposition, as applicable, under Section 14.3.

ARTICLE 15

TERMINATION OF THE COMPANY

15.1           Dissolution of the Company.  The occurrence of any one of the following events, as provided below, shall cause a dissolution of the Company:

(a)           Subject the provisions of Section 13(g), above, and to winding up and termination of the Company pursuant to ARTICLE 16, the approval of the Members of the sale or other disposition of all or substantially all of the assets of the Company; or

(b)           Subject the provisions of Section 13(g), above, and to winding up and termination of the Company pursuant to ARTICLE 16, the approval of the Members of the dissolution of the Company.

Except as provided in this ARTICLE 15, no event of disassociation of a Member or a Manager under the Act or event of dissolution under the Act shall cause a dissolution of the Company.

ARTICLE 16

WINDING UP; LIQUIDATING DISTRIBUTIONS; TERMINATION

16.1           Winding Up and Liquidating Distributions.

(a)           Upon dissolution of the Company, the Manager will proceed to liquidate and wind up the business of the Company.  Upon the winding up of the Company, the business of the Company may be continued in order to maximize the Company’s value as a going concern for eventual sale.  If there is more than one Member at the time the Company is dissolved and liquidated, the Members shall continue to share profits and losses during the period of liquidation in accordance with ARTICLE 9.  The Manager, in lieu of selling all or any of the Company assets, may convey the assets in kind to the Members.  If the Company’s assets are distributed to the Members, then all such assets shall be valued at their then fair market value as determined by the Members and, in the event such dissolution occurs at a time when there is more than one Member, the difference, if any, of such fair market value over (or under) the adjusted basis of such assets to the Company shall be credited (or charged) to the Capital Accounts of the Members in accordance with ARTICLE 9.  Fair market value shall be used for purposes of determining the amount of any distribution to a Member pursuant to this Section 16.1.  If the Members are unable to agree on the fair market value of any Company asset, then the fair market value shall be determined by a qualified independent appraiser selected by the Members or, if no appraiser can be agreed upon by the Members, then selected by the Company’s regularly employed accounting firm.  The Company assets and the proceeds of any liquidation sale will be applied and distributed at the closing of any sale in the following order of priority:

(b)           To the payment of all debts and liabilities of the Company and all expenses of liquidation;

(c)           To the setting up of such reserves as the Manager may deem necessary for any contingent liabilities of the Company.  Any reserves will be deposited with an escrow, to be applied to the discharge of any contingent liabilities, and, at the expiration of whatever period the Manager may deem advisable, the balance will be distributed as provided in clause (c) below; and

(d)           The balance, if any, will be distributed to the Members in accordance with their Units.

16.2           Termination.  Upon complete liquidation of the Company and distribution of all Company funds, the Company shall terminate.

ARTICLE 17

LIABILITY AND INDEMNIFICATION

17.1           Limited Liability.

(a)           Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.  No Member shall be liable for the debts or liabilities of any other Member.

(b)           Except as otherwise expressly required by Law, a Member, in its capacity as Member, shall have no liability in excess of (i) the amount of its Capital Contribution, (ii) its share of any assets and undistributed profits of the Company, (iii) its obligation to make other payments expressly provided for in this Agreement, and (iv) the amount of any distributions wrongfully distributed to it.

(c)           No Member shall be liable for the return of all or any portion of the Capital Contribution of any other Member.

(d)           Except as otherwise expressly provided herein, no Member shall have any priority over any other Member as to the return of its Capital Contribution or as to compensation by way of income.

17.2           Exculpation and Indemnification.

(a)           The doing of any act or the failure to do any act by any Covered Person, the effect of which may cause or result in loss or damage to the Company, if done or omitted to be done in good faith reliance upon advice of independent legal counsel or accountants employed by or on behalf of the Company, or if done or omitted to be done in good faith and in a manner reasonably believed to be within the scope of the authority granted by this Agreement and in or not opposed to the best interests of the Company, shall not subject any such Person to any liability to the Company or the Members; provided, however, that the foregoing shall not relieve any Person of liability hereunder if it shall have been determined by a court of competent jurisdiction that such Person committed an act or omission that constitutes fraud, Gross Negligence or Willful Misconduct.

(b)           To the fullest extent permitted by Law, the Company shall indemnify each Covered Person and shall save and hold each Covered Person harmless from and in respect of all:  (i) fees, costs and expenses incurred in connection with or resulting from any claim, action or demand against the Covered Person (including any claim, action or demand arising under common law or statute), including attorneys’ fees, which arises out of or in any way relates to the Company, its properties, business or affairs, or which arises by reason of any of them being a Covered Person; and (ii) such claims, actions and demands and any losses or damages resulting therefrom (including all claims, actions and demands arising under common law or statute), including amounts paid in settlement or compromise of any such claim, action or demand; provided that this indemnity shall not extend to conduct by any Covered Person, if it shall have been determined by a court of competent jurisdiction that such Person committed an act of fraud, Gross Negligence or Willful Misconduct.

(c)           The foregoing right of indemnification shall be in addition to any rights to which any Member or Covered Person may otherwise be entitled (under the Act or otherwise), shall continue as to a Covered Person who has ceased to serve in such capacity, and shall inure to the benefit of the executors, administrators, personal representatives, successors or assigns of each such Person.

(d)           A Covered Person shall not be denied indemnification in whole or in part under this Section 17.2 because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

17.3           Expenses.

(a)           To the fullest extent permitted by applicable law, the Company shall pay the expenses incurred by any Covered Persons acting on behalf of the Company in defending a civil or criminal action, suit or proceeding against the Company or any Covered Person, upon receipt of an undertaking by such Person to repay such payment if such Person shall be determined not to be entitled to indemnification therefor as provided herein.  Any right of indemnity granted under this ARTICLE 17 may be satisfied only out of the assets of the Company, and no Member shall personally be liable with respect to any such claim for indemnification.

(b)           The Company shall cause to be paid all expenses of the Company which may include, but shall not be limited to:  (i) all costs of borrowed money; (ii) legal, audit, accounting, brokerage, and other fees; (iii) fees and expenses paid to independent contractors; (iv) the cost of any insurance obtained in connection with the business of the Company; (v) expenses of revising, amending, converting, modifying or terminating this Agreement or the existence of the Company; (vi) expenses in connection with distributions made by the Company to, and communications and bookkeeping and clerical work necessary in maintaining relations with, Members; and (vii) costs of any accounting, statistical or bookkeeping services and equipment necessary for the maintenance of the books and records of the Company.

17.4           Insurance.  The Manager shall have the power on behalf of the Company to purchase and maintain insurance and it shall cause the Company to purchase and maintain, in reasonable amounts on behalf of the Manager and the Company’s officers against any liability which the Manager or officers may incur in their capacities as such, whether or not the Company has the power to indemnify them against such liability.

17.5           Nature of Rights.  The rights set forth in this ARTICLE 17 are contractual in nature and may not be revised as applied to prior actions of a Covered Person by a subsequent amendment to this Agreement without such Covered Person’s prior written approval.

ARTICLE 18

MISCELLANEOUS

18.1           Notices.  All notices, approvals, consents and demands required or permitted under this Agreement shall be in writing and sent by hand delivery, facsimile, overnight mail, certified mail or registered mail, postage prepaid, to the Members at the appropriate address as shown from time to time on the records of the Company and to the Company and the Manager at their respective principal office addresses, and shall be deemed given when delivered by hand delivery, transmitted by facsimile or mailed by overnight, certified or registered mail.  The Members may specify a different address by notifying the Company in writing of the different address.

18.2           Governing Law.  This Agreement and the rights of the parties to this Agreement shall be governed by and interpreted in accordance with the Laws of the State of Delaware, without regard to or application of its conflict of laws principles.

18.3           Benefit and Binding Effect.  Except as otherwise specifically provided in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement, and their legal representatives, heirs, administrators, executors, successors and permitted assigns.

18.4           Headings.  The headings contained in this Agreement are inserted only as a matter of convenience, and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement.

18.5           Partial Enforceability.  If any provision of this Agreement, or the application of any provision to any Person or circumstance shall be held invalid, illegal or unenforceable, then the remainder of this Agreement, or the application of that provision to Persons or circumstances other than those with respect to which it is held invalid, illegal or unenforceable, shall not be affected thereby.

18.6           Entire Agreement.  This Agreement constitutes the entire agreement with respect to the subject matter hereof and supersedes any prior or contemporaneous oral or written agreement or understanding with respect to the subject matter hereof.

18.7           Enforcement.  In the event of a breach or threatened breach by a Member of any of the provisions of this Agreement, the Company or the Manager shall be entitled to obtain a temporary restraining order and temporary and permanent injunctive relief without the necessity of proving actual damages by reason of such breach or threatened breach, and to the extent permissible under the applicable statutes and rules of procedure, a temporary injunction or restraining order may be granted immediately upon the commencement of any such suit and without notice.  Nothing in this Agreement may be construed as prohibiting the Company or the Manager from pursuing any other remedy or remedies, including without limitation, the recovery of damages.  The Company and the Manager shall have the right to set off any such damages against any amounts otherwise payable by it to such Member under this Agreement or otherwise.  Each Member further covenants and agrees to indemnify and hold the Company and the Manager harmless from and against all costs and expenses, including legal or other professional fees and expenses incurred by the Company or the Manager in connection with or arising out of any proceeding instituted by the Company or the Manager against the Member to enforce the terms and provisions of this Agreement if the Company or the Manager is successful in whole or in part in such proceeding.

18.8           No Waiver.  No waiver by any party to this Agreement at any time of a breach by any other party of any provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provisions of this Agreement at the same or any prior or subsequent time.

18.9           Amendments.  Any amendments, modifications, renewals, alterations or replacements of or to this Agreement shall be in writing and signed by the Members.

18.10                      Counterparts.  This Agreement may be executed in several counterparts, each of which when so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument.  A Member shall be bound by this Agreement upon such Member’s execution of this Agreement or a counterpart thereof or such Member’s execution of a document referring to this Agreement and indicating such Member’s intention to be bound by this Agreement and any amendments hereto.

IN WITNESS WHEREOF, the Members have executed this Agreement effective as of the date first set forth above.

MEMBERS:

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

By:_______________________________________

Its:_______________________________________

WILD FLAVORS, INC.

By:_______________________________________

Its:_______________________________________

ANNEX A

TO OPERATING AGREEMENT

OF

SUNWIN USA LLC

Member Name and Address	Units of Membership
Sunwin International Neutraceuticals, Inc. Attention: Dongdong Lin, CEO 6 Shengwang Avenue Qufu, Shandong, China 273100	5,500
WILD Flavors, Inc. Attention: Chief Operating Officer 1261 Pacific Avenue Erlanger, Kentucky, USA 41018	4,500